Exhibit (32)
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with this quarterly report of American Greetings Corporation on Form 10-Q as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), each of the undersigned certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of American Greetings Corporation.
July 5, 2007

/s/ Zev Weiss
Zev Weiss
Chief Executive Officer (principal executive officer)

/s/ Stephen J. Smith
Stephen J. Smith
Senior Vice President and
Chief Financial Officer (principal financial officer)